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                                                                    EXHIBIT 3.10

                          OPTIMA PETROLEUM CORPORATION

        The following resolutions were passed by the Directors of OPTIMA PETROLEUM CORPORATION (the "Company") having been consented to in writing by all the Directors of the Company as of the 22nd day of February 1996.
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APPROVAL OF SHARE COMPENSATION TO OUTSIDE DIRECTORS
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WHEREAS:

(a) at a meeting of the directors held on September 13, 1994, the directors passed a resolution approving the payment to each of the Company's outside directors of $500 for each directors' meeting attended, effective as of the next directors' meeting;

(b) directors' meetings were held on December 15, 1994, March 24, 1995, June 22, 1995, August 30, 1995 and December 14, 1995 but neither of the Company's outside directors (Emile Stehelin, who attended all of the meetings and Martin Abbott, who attended all but one of the meetings) has received payment for their attendance at these meetings;

(c) Messrs. Stehelin and Abbott have agreed to accept 689 common shares and 551 common shares of the Company respectively in full payment of their outstanding fees;

(d) in payment of the $500 fee per meeting, the Company wishes to issue 138 common shares per outside director per meeting attended for meetings during the 1996 fiscal year, up to an aggregate of 2,500 common shares;

IT IS HEREBY RESOLVED THAT:

1. subject to the receipt of regulatory approval and shareholder approval, the Company be and it is hereby authorized to issue 689 common shares of the Company to Emile Stehelin and 551 common shares of the Company to Martin Abbott in consideration of past directors' meeting attended, all at a deemed price of $3.63 per share;

2. subject to the receipt of regulatory approval and shareholder approval, the Company be and it is hereby authorized to issue up to an aggregate of 2,500 common shares of the Company to its outside directors at a rate of 138 common shares per outside director per meeting attended, at a deemed price of $3.63 per share;

3. the Company make application to The Toronto Stock Exchange for approval of the foregoing share issuances;

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4.    the Company make application to The Toronto Stock Exchange to list 3,740 common shares to be issued and reserved for issuance pursuant to the foregoing share compensation arrangements;

5. any one or more of the Directors and Senior Officers of the Company be authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents and other writings, including treasury orders, as may be required to give effect to the true intent of this resolution.

APPROVAL OF SHARE COMPENSATION TO CHIEF FINANCIAL OFFICER

WHEREAS the Company has entered into a management agreement, effective January 1, 1996 for a two year period expiring December 31, 1997, with Ronald P. Bourgeois, the Company's Chief Financial Officer, providing for the payment of a monthly fee of $8,000 as well as the monthly issuance of 500 shares at a deemed issue price of $3.63 per share.

IT IS HEREBY RESOLVED THAT:

1. the management agreement (the "Management Agreement") between the Company and Ronald P. Bourgeois be and it is hereby approved, ratified and confirmed;

2. the execution of the Management Agreement by any one Director of the Company, under the seal of the Company if applicable, is hereby approved, ratified and confirmed;

3. subject to the receipt of regulatory approval and shareholder approval, the Company be and it is hereby authorized to issue 500 common shares per month up to an aggregate of 12,000 common shares of the Company to Ronald
      P. Bourgeois, at a deemed price of $3.63 per share;

4. the Company make application to The Toronto Stock Exchange for approval of the foregoing share issuances;

5. the Company make application to The Toronto Stock Exchange to list 12,000 common shares to be issued and reserved for issuance pursuant to the foregoing share compensation arrangement;

6. any one or more of the Directors and Senior Officers of the Company be authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company or otherwise, all such documents and other writings, including treasury orders, as may be required to give effect to the true intent of this resolution.

These resolutions may be signed by the Directors in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and such counterparts


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together shall constitute one and the same instrument notwithstanding the date of execution and shall be deemed to bear the date as set forth above.



/s/ William Leuschner                        /s/ Robert L. Hodgkinson
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William Leuschner                            Robert L. Hodgkinson


/s/ Emile Stehelin                           /s/ Ronald P. Bourgeois
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Emile Stehelin                               Ronald P. Bourgeois


/s/ Martin G. Abbott
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Martin G. Abbott


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